FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 16, 1999


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

Attached Press Release Relative to Home Bancorp Declaring Cash Dividend.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                    /s/ W. Paul Wolf
Date:   June 17, 1999                                   ------------
                                                        W. Paul Wolf
                                                        Chairman, President, CEO

                                  NEWS RELEASE

Home Bancorp
                                                --------------------------------
132 EAST BERRY STREET o  P.O. BOX 989           Date           June 16, 1999
                                                --------------------------------
FORT WAYNE, INDIANA 46801-0989                  Contact        W. Paul Wolf
                                                --------------------------------

PHONE:  (219) 422-3502
FAX:  (219) 426-7027


                                  HOME BANCORP
                             Declares Cash Dividend

FORT WAYNE, Indiana, -- June 16, 1999 -- Home Bancorp (Nasdaq: HBFW) parent company of Home Loan Bank, Fort Wayne, Indiana, has declared a cash dividend of $0.10 per share. The dividend will be payable on July 8, 1999, to shareholders of record on June 24, 1999.

     This is the fourteenth consecutive quarterly dividend declared by HBFW.

    Home Loan Bank operates nine retail banking offices in Fort Wayne, Decatur and New Haven. On April 30, 1999 Home Loan Bank acquired a mini branch at 334 North Second Street in Decatur, tentative opening date November 1, 1999, then representing the tenth banking office.

    The Company had $396.6 million in assets, loans of $339.2 million, deposits totaled $343.6 million and $40.1 million in shareholders' equity as of March 31, 1999.

        /contact: W. Paul Wolf, President of Home Bancorp, 219-422-3502,
                              (Fax: 19-426-7027)/




                       Holding Company for Home Loan Bank